UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2005

STREICHER MOBILE FUELING, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 W. Cypress Creek Rd., Suite 580 Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Items 2.01 and 2.03, which are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

As reported in its Form 8-K filed January 31, 2005, Streicher Mobile Fueling, Inc. (the "Company") and SMF Services, Inc., a Delaware subsidiary of the Company (“SSI”), entered into an agreement (the “Agreement”) with Shank C & E Investments, L.L.C., a Delaware limited liability company (“Shank Investments”), operating under the trade name of “Shank Services”, and its members, Jerry C. Shanklin and Claudette Shanklin (together, the “Members”), on January 25, 2005, which provided that SSI would acquire substantially all of the assets of Shank Investments for cash and debt. The acquisition contemplated by the Agreement was closed on February 18, 2005 (the “Acquisition”). In the Acquisition, Shank Investments’ vehicles, trailers, tanks, other operating equipment, business interests and related intangibles (the “Assets”) were purchased for $5.2 million, of which $3.3 million was paid in cash and $1.9 million in the form of a two year deferred payment promissory note (the “Note”). The payment of the Note is subject to specified financial performance of the combined Texas operations of the Company and the former Shank Investments operations during the eighteen month period ending December 31, 2005 (the “Performance Period”).

At the closing, SSI and the Company entered into a Supplemental Agreement with Shank Investments regarding a number of closing items, including final agreement as to the purchase price for the accounts receivable acquired from Shank Investments at $2.8 million. SSI also purchased approximately $160,000 of inventory at closing which, after accounting for $480,000 in adjustments for the cost of replacement equipment, brought the net acquisition price to $7.7 million, before Performance Period adjustments, if any. SSI will continue to operate the acquired business under the trade name of Shank Services, and will continue to engage in commercial fuel, oil and lubricant distribution and sales and in heavy haul transportation services, with operations in Houston, Dallas/Fort Worth, Austin and San Antonio, Texas.

A copy of the Agreement was attached as Exhibit 2.1 to the Form 8-K filed on January 31, 2005, and the Supplemental Agreement is attached hereto as Exhibit 2.1. Both documents are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 2.01, which is incorporated by reference herein. The Note delivered by SSI to Shank Investments at the closing of the Acquisition was for the principal amount of $1,912,185.60 and otherwise conformed to the form of note attached as Exhibit C to the Agreement, which is incorporated by reference herein from the Form 8-K filed on January 31, 2005. The payment of the Note is guaranteed by the Company.

Also on February 18, 2005, the Company entered into a Fourth Amendment to the Loan and Security Agreement (the “Amendment”) with its primary lender, Wachovia Bank, National

Association, successor by merger to Congress Financial Corporation (Florida) (the “Bank”) which, among other things, (i) added SSI as a co-borrower with the Company, (ii) provided financing for the newly acquired and ongoing accounts receivable and inventory resulting from the Acquisition, (iii) extended the term of the original Loan and Security Agreement for an additional year to September 25, 2006, (iv) reduced the interest rate to prime plus 1.75%, (v) modified the Effective Net Worth covenant so that it is only applicable if availability is below $1,000,000, and (vi) lowered the Fixed Charge Coverage Ratio covenant from 1.5 to 1 to 1.1 to 1. In connection with the Amendment, the parties to the Acquisition and the Bank entered into a Subordination Agreement (the “Subordination Agreement”) by which Shank Investments and the Members agreed to subordinate their rights under the Note and the Agreement to the Bank’s rights under the Loan and Security Agreement, as amended. Copies of the Amendment and the Subordination Agreement are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities

See Items 2.01 and 2.03, which are incorporated by reference herein. The Note provides that, under certain circumstances, payment of a portion of the principal and accrued interest on the Note may be made in the form of shares of the Company’s common stock, $0.01 par value (“Common Stock”). If there is a reduction of more than five percent (5%) of the $5.2 million purchase price (the “Purchase Price”) for the Assets on account of adjustment to the Note resulting from the financial performance of the combined Texas operations of the Company and the former Shank Investments operations during the Performance Period, then it is SSI’s election whether to pay up to fifty percent (50%) of the Note with Common Stock instead of cash. On the other hand, if the total adjustment to the Note is less than five percent (5%) of the Purchase Price, then it is Shank Investments’ election whether to receive payment in cash, Common Stock, or some combination thereof, provided, however, that SSI may elect to limit the payment in Common Stock to fifty percent (50%) of the total amount owing on the Note, including interest thereon. In either case; the payment by SSI of shares of Common Stock is further limited so that the number of shares of Common Stock that are paid, when taken together with the number of shares of Common Stock issuable upon conversion of the warrants issued in connection with the Company’s offering of its 10% Senior Secured Notes due 2010, must be less than 20% of the number of shares of Common Stock outstanding at the time of closing (20% of 7,475,101 shares, or 1,494,000 shares) in accordance with Nasdaq Stock Market Rule 4350(i)(I)(C) or any successor rule.

If SSI or Shank Investments does elect to have some portion of the principal and interest payable under the Note paid in Common Stock, then the conversion price for the amounts so paid is set at the higher of (i) the closing bid price of the Common Stock on Nasdaq on the Closing Date, or (ii) one hundred twenty five percent (125%) of the average closing bid price of the Common Stock for the ten (10) trading days before the Closing Date, provided, however, that under no circumstances shall such price be less than the fair market value of the Common Stock on the Closing Date as determined by Nasdaq Stock Market Rule 4350(i)(I)(D)(i) or any successor rule. Based on this formula, the conversion price has been calculated at $2.17 per share of Common Stock.

The offer and sale of the Note and the underlying shares of the Common Stock which may be issued pursuant to the Note were exempt from registration under the Securities Act of 1933 (the “Act”) as a private offering to an “accredited investor” under Sections 4(2) and 4(6) of the Act and Rules 505 and 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired. The financial statements required to be filed as part of this Report will be filed by the Company by amendment to this Report no later than May 9, 2005.

(b) Pro forma financial information. The financial information required to be filed as part of this Report will be filed by the Company by amendment to this Report no later than May 9, 2005.

(c) Exhibits

Exhibit No.

2.1	Supplemental Agreement dated February 18, 2005 to the Asset Purchase Agreement by and among Streicher Mobile Fueling, Inc., SMF Services, Inc., Shank C&E Investments, L.L.C., Jerry C. Shanklin and Claudette Shanklin dated January 25, 2005.

10.1	Fourth Amendment to Loan and Security Agreement by among Streicher Mobile Fueling, Inc., SMF Services, Inc. and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida) dated February 18, 2005.

10.2	Subordination Agreement by, between and among Shank C&E Investments, L.L.C., Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida), SMF Services, Inc. and Streicher Mobile Fueling, Inc. dated February 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2005

                                 STREICHER MOBILE FUELING, INC.

By: /s/Richard E. Gathright
Richard E. Gathright, President and CEO